UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

______________

Amendment No. 1 to

FORM 8-K/A

______________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 20, 2023 (July 21, 2023)

Forward Industries, Inc.

(Exact name of registrant as specified in its charter)

New York	001-34780	13-1950672
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

700 Veterans Memorial Hwy. Suite 100

Hauppauge, New York 11788

(Address of Principal Executive Office) (Zip Code)

(631) 547-3055

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	FORD	The NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

This Current Report on Form 8-K/A amends and supplements the Current Report on Form 8-K Forward Industries, Inc. (the “Company”) filed with the Securities and Exchange Commission on July 27, 2023, (the “Original Report”) to disclose, in accordance with Item 2.05(d) of Form 8-K, the Company’s determination regarding certain estimates related to the exit of the Retail Distribution Operations. Except as set forth herein, no other modifications have been made to the Original Report.

Item 2.05 Costs Associated with Exit or Disposal Activities.

As previously disclosed on the Original Report, on July 21, 2023, a special committee of the Board of Directors of Forward Industries, Inc. (the “Company”), after extensive discussions with management, decided to cease its Retail Distribution Operations.   The exit of the Retail Distribution Operations will have no effect on the operations of the Company’s Design or OEM Distribution businesses.   As previously disclosed, the Retail Distribution Operations as a segment had an operating loss of approximately $1,062,000 for the six months ended March 31, 2023 and an operating loss of $1,809,000 for the fiscal year ended September 30, 2022.

The Company has determined that the costs that the Company will incur as a result of the exit will be approximately $1.7million.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FORWARD INDUSTRIES, INC.

Date: December 20, 2023	By:	/s/ Kathleen Weisberg
Name: Kathleen Weisberg
Title: Chief Financial Officer

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